                                                                  EXHIBIT 10(c)

                              AMENDED AND RESTATED
                              --------------------
                     SPLIT-DOLLAR LIFE INSURANCE AGREEMENT
                     -------------------------------------

             THIS AMENDED AND RESTATED SPLIT-DOLLAR LIFE INSURANCE AGREEMENT ("AMENDMENT"), effective as of the 18th day of August, 2000, is made by and among THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (the "Corporation"), JOHN G. BREEN, an individual residing in the State of Ohio (the "Employee"), and NATIONAL CITY BANK, Trustee under THE JOHN G. BREEN AND MARY JANE BREEN IRREVOCABLE TRUST AGREEMENT dated March 2, 1996 (National City Bank being hereinafter referred to as the "Trustee" and the trust formed in connection with the aforementioned Trust Agreement being hereinafter referred to as the "Trust" and hereinafter the Corporation, the Employee, and the Trustee may be referred to collectively as the "Parties").

                              W I T N E S S E T H:

             WHEREAS, the Corporation, the Employee, and the Trustee entered into a Split-Dollar Agreement on March 25, 1996;

             WHEREAS, the Trustee is the owner and beneficiary of life insurance policy 3815720 and life insurance policy 3819246, described in Exhibit A attached hereto, issued on March 5, 1996, by The Guardian Life Insurance Company of America (the "Insurer") insuring the lives of the Employee and Mary J. Breen (the "Spouse"), each policy having an initial face value of Six Million Dollars ($6,000,000) for a total initial face value of Twelve Million Dollars ($12,000,000);

             WHEREAS, the Corporation and the Trustee agreed to make life insurance policy 3815720 and life insurance policy 3819246 subject to the Split-Dollar Agreement dated March 25, 1996;


             WHEREAS, the Trustee now desires to exchange life insurance policy 3815720 and life insurance policy 3819246 for three new policies of life insurance, described in Exhibit A attached hereto (policy 3884679, policy 3886165, and policy 3886166), to be issued by the Insurer on the lives of the Employee and his Spouse with an initial aggregate face value of Twenty-one Million Dollars ($21,000,000) (the "Policies") and the Corporation and the Trustee desire to make the Policies subject to the Split-Dollar Agreement dated March 25, 1996, as modified and restated by this Amendment;

             WHEREAS, the Employee continued his employment with the Corporation through April 30, 2000;

             WHEREAS, the Corporation has contributed Two Million Nine Hundred Eighty Thousand Dollars ($2,980,000) towards the payment of annual premiums on life insurance policy 3815720 and life insurance policy 3819246;

             WHEREAS, the Corporation is desirous of continuing to assist the Trustee in paying for life insurance on the lives of the Employee and his Spouse, which coverage is intended to continue even if the Employee predeceases his Spouse;

             WHEREAS, the Corporation has determined that this assistance can best be provided under a "split-dollar" arrangement; and

             WHEREAS, the Parties now desire to amend and restate the Split-Dollar Agreement originally entered into on March 25, 1996, in its entirety as follows. Hereafter, all references herein to "Agreement" shall refer to the original Split Dollar Agreement dated March 25, 1996, as modified and restated by this Amendment.

             NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the Parties agree as follows:

         1. PAYMENT OF PREMIUMS. Each year the Agreement remains in effect, the Corporation shall remit the entire premium due on the Policies to the Insurer on or before the premium due date. The Corporation shall furnish to the Employee or to his Spouse, if she survives the Employee, and the Trustee notice of timely payment of such premium.

         2. ALLOCATION OF PREMIUMS. The Trustee will contribute a portion towards the annual premium due on the Policies that is equal to the lesser of
(a) the amount of the entire Economic Benefit (as defined below) that would be taxable to the Employee or his Spouse but for such payment, or (b) the amount of the premium due on the Policies. The Trustee shall make such contributions by remitting its portion of the annual premium on the Policies to the Corporation before the premium due date. The Corporation shall contribute the remainder of the annual premium. The Economic Benefit that would be taxable to the Employee or his Spouse in any given year during the term of the Agreement shall be an amount equal to the cost of current life insurance protection on the joint lives of the Employee and his Spouse, measured by the U.S. Life Table 38 (as established by the Internal Revenue Service), while the Employee and his Spouse are both living, and after the death of either the Employee or his Spouse, measured by the lower of the P.S. No. 58 Cost (as established by the Internal Revenue Service) or the Insurer's current published premium rate for annually renewable term insurance for standard risks. For short taxable years, or for a year during which either the Employee or his Spouse dies, the amounts will be prorated on a daily basis.

         3. APPLICATION OF POLICY DIVIDENDS. The dividends declared by the Insurer on the Policies will continue to be applied to purchase additional paid-up insurance.

         4. INCIDENTS OF OWNERSHIP. The Trustee is and shall continue to be the sole and exclusive owner of the Policies and the Trustee shall be entitled to exercise any and all rights, privileges and benefits of ownership in the Policies, including, but not limited to, assigning, surrendering, borrowing from, canceling, or otherwise disposing of the Policies. It is the intention of the Parties that the Trustee retain all ownership rights in the Policies, except the Corporation's right to recover the Corporation's Interest in the Policies, as hereafter defined.

The Corporation shall have only those rights as collateral assignee of the Policies to recover an amount equal to the Corporation's Interest in the Policies, but no other amounts. All provisions of the Agreement shall be construed so as to carry out such intention. The "Corporation's Interest in the Policies" will mean, at any time at which the value of such interest is to be determined under the Agreement, the sum of (1) Two Million Nine Hundred Eighty Thousand Dollars ($2,980,000) and (2) the total of amounts contributed toward premiums on the Policies by the Corporation on and after July 30, 2000, but less the amount of any loans and/or withdrawals from the Policies theretofore obtained by the Corporation. The "Corporation's Interest in the Policies" shall not include any amounts contributed by the Trustee towards the premiums on the Policies. Not later than the 30th day of September of each year that the Agreement remains in effect, the Corporation shall furnish to the Trustee a written, dated schedule indicating the separate contributions to the annual premiums by the Corporation and the Trustee for such year and the cumulative value of the Corporation's Interest in the Policies as of the date of such schedule, as determined in accordance with the provisions of the Agreement. Upon written consent by the Corporation and the Trustee, such schedule shall thereafter be referred to as "Exhibit B" for the applicable year and shall be attached and made a part of the Agreement. Exhibit B shall be updated annually in accordance with the provisions of this paragraph.

         5. COLLATERAL ASSIGNMENT. In order to secure the repayment to the Corporation of the amount of the premiums on the Policies paid by it under the Agreement the Trustee has assigned the Policies to the Corporation as collateral, under the form used by the Insurer for such assignments. The Trustee and the Corporation agree that the collateral assignment of the Policies to the Corporation shall continue and shall not be terminated, altered or amended by the Trustee, without the express, written consent of the Corporation. The Trustee and the Corporation further agree to take all action necessary to cause such collateral assignment to conform to the provisions of the Agreement.

         6. RIGHTS TO THE PROCEEDS AT DEATH. Upon the death of the survivor of the Employee and his Spouse while the Agreement is in force, the Corporation shall receive the Corporation's Interest in the Policies, the Trustee shall receive the remaining balance of the proceeds of the Policies and the Agreement shall terminate. Notwithstanding any provision herein to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policies upon the death of the survivor of the Employee and his Spouse and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policies, the Corporation and the Trustee shall have the unqualified right to share, pro rata, such refund of premiums based on their respective cumulative contributions thereto.

         7. TERMINATION OF AGREEMENT. If not sooner terminated by the death of the survivor of the Employee and his Spouse, the Agreement shall terminate at such time as all the Parties agree in writing or at such time on or after August 2, 2016, as the net death benefit of the Policies payable to the Trustee exceeds Twenty-three Million Dollars ($23,000,000) determined as if the Agreement were then terminated and the Corporation's Interest in the Policies had been paid to the Corporation.

             Notwithstanding the foregoing, if at the time of anticipated termination of the Agreement as stated above, any distribution from the Policies would be subject to federal income taxation by reason of the Policies being classified as a modified endowment contract ("MEC") as defined in Section 7702A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations thereunder, or any successor provisions thereto, the Agreement as amended shall not terminate and will continue until such time as any distributions from the Policies would not be subject to federal income taxation by reason of the Policies being classified as a MEC as defined in Section 7702A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations thereunder, or any successor provisions thereto, unless the Parties agree in writing to terminate the Agreement.

         8.  RIGHTS UPON TERMINATION.

             (a) The Trustee will, for the sixty (60) days immediately following the date on which termination occurs, have the right to obtain a release of the Corporation's Interest in the Policies by paying to the Corporation an amount equal to the Corporation's Interest in the Policies. Concurrently with such payment the Corporation will release and relinquish the collateral assignment of the Policies to the Trustee.

             (b) Upon release by the Corporation of the collateral assignment in the Policies, the Trustee will thereafter own the Policies free from the provisions of the Agreement but subject to any loans and interest thereon incurred by the Trustee.

             (c) If the Trustee fails to make the payment provided for in paragraph (a) hereof, the Corporation shall have the right to obtain its Interest in the Policies, as set forth in the last Exhibit B approved by the Corporation and the Trustee, directly from the Insurer by a loan against the Policies, a partial surrender of the Policies, or a withdrawal from the Policies, as the Corporation deems appropriate. Concurrent with such payment, the Corporation will release and relinquish the collateral assignment of the Policies to the Trustee.

         9. SATISFACTION OF CLAIM. The Trustee agrees that the Trust's rights and interest, and the rights and interest of any persons taking under or through it, will be completely satisfied upon compliance by the Corporation with the provisions of the Agreement.

         10. INSURER NOT A PARTY. The Insurer shall be fully discharged from its obligations under the Policies by payment of the death benefit of the Policies to the beneficiary or beneficiaries named in the Policies, subject to the terms and conditions of the Policies. In no event shall the Insurer be considered a Party to the Agreement, or any modification or amendment hereof. No provision of the Agreement, nor any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policies, except insofar as the provisions hereof are made a part of the Policies by the collateral assignment executed by the Trustee and filed with the Insurer in connection herewith.

         11. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

             (a) The Corporation is hereby designated as the named fiduciary under the Agreement. The named fiduciary shall have authority to control and manage the operation and administration of the Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of the Agreement.

             (b) If the Trustee, the Employee or his Spouse (collectively and/or individually the "Claimant") believes that he or she or it is entitled to a benefit under the Agreement which he or she or it has not received because the Corporation has denied the benefit in whole or in part, the Claimant may file with the Corporation a written claim specifying the basis of his or her or its complaint and the facts upon which he or she or it relies in making such claim. Such claim must be witnessed by the Claimant or his or her or its authorized representative and shall be deemed filed when received by the Corporation. Unless such claim is allowed in total by the Corporation, the Corporation shall respond in writing to the Claimant advising him or her or it of the total or partial denial of his or her or its claim within a reasonable amount of time but not later than ninety (90) days after receipt of the claim and shall deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause. Such notice shall include:

                   (1) The reasons for denial of claim;

                   (2) Reference to the provisions of the Agreement upon which the denial of the claim was based;

                   (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material and information is necessary; and

                   (4) An explanation of the review procedure.

Within six (6) months after the mailing of such notice of denial, the Claimant may appeal such denial by filing with a special review committee appointed by the Corporation his or her or its written request for review of said claim. A special review committee shall consist of no less than three (3) persons who are disinterested as to the claimant. If an appeal is so filed within the six
(6) month period, the special review committee shall conduct a full and fair review of such claim and mail to the Claimant not later than sixty (60) days after receipt of a request for review a written decision of the matter based upon the facts and pertinent provisions of the Agreement. Such decision shall state the reason for the decision as well as references to the pertinent provisions of the Agreement on which the decision is based. During the full review, the Claimant shall be given the opportunity to review documents that are pertinent to his or her or its claim and to submit issues and comments in writing to the special review committee, or, if he or she or it requests a hearing, to present his or her or its case in person or by an authorized representative at a hearing scheduled by the special review committee. In the event the Claimant requests a hearing, the time period for the special review committee to tender a decision upon a claim shall be extended from sixty (60) to one hundred twenty (120) days after receipt of request for review.

             (c) Notwithstanding any other provisions of the Agreement, the Trustee, the Employee or his Spouse who has decision-making or other administrative authority with respect to the Agreement may not decide matters affecting his or her or its own benefits under the Agreement.

             (d) Neither the establishment of the Agreement or any modification thereof, or the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any of the Parties hereto or any other person any legal or equitable right against the Corporation or any officer or employee thereof, except as provided by law or by the provisions of the Agreement. Except as provided herein, the Corporation does not in any way guarantee the benefits to the Parties hereto from loss or depreciation. Except as provided herein, in no event shall the Corporation's employees, officers, directors or stockholders be liable to any person on account of any claim arising by reason of the provisions of the Agreement or of any instrument or instruments implementing its provisions, or for the failure of any of the Parties or other person to be entitled to any particular tax consequences with respect to the Agreement, any contribution thereto or distribution therefrom.

         12. AMENDMENT AND ASSIGNMENT. The Agreement may be altered, amended or modified, including the addition of any extra policy provisions, only by a written instrument signed by the Parties. Any Party may, subject to the limitations of Section 4, assign its or his interests and obligations under the Agreement, provided, however, that any assignment will be subject to the terms of the Agreement and shall not increase any obligations of the Parties.

         13. BINDING EFFECT. The Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Trustee, and their respective successors and assigns, and may not be otherwise terminated except as provided herein.

         14. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of the Agreement shall be in writing, and shall be signed by the Party giving or making the same. If such notice, consent or demand is mailed to a Party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such Party's last known address as shown on the records of the Corporation. Except as specifically provided otherwise hereunder, the date of such mailing shall be deemed the date of notice, consent or demand.

         15. ENTIRE AGREEMENT; GOVERNING LAW. This Amendment sets forth the entire agreement of the Parties hereto, and any and all prior agreements, to the extent inconsistent herewith, are hereby superseded. The Agreement will be governed by the laws of the State of Ohio, without giving effect to the conflicts of laws provisions thereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment at Cleveland, Ohio effective as of the date first above written.

                                    THE SHERWIN-WILLIAMS COMPANY
                                                  ("Corporation")



                                    By:  /s/
                                        -----------------------------------

                                    Its: /s/
                                        -----------------------------------




                                    /s/
                                    ---------------------------------------
                                    JOHN G. BREEN
                                                  ("Employee")




                                    THE JOHN G. BREEN AND MARY JANE
                                    BREEN IRREVOCABLE TRUST AGREEMENT
                                    DATED MARCH 2, 1996
                                                  ("Trust")

                                    NATIONAL CITY BANK, TRUSTEE
                                                  ("Trustee")



                                    By: /s/
                                        -----------------------------------

                                    Its:  ________________________________

                                   EXHIBIT A
                                   ---------

         The following life insurance policies are subject to the attached Split-Dollar Agreement:

1.   Insurer:                     The Guardian Life Insurance Company of America

     Insured:                     John G. Breen and Mary J. Breen

     Policy Number:               3815720

     Initial Face Amount:         $6,000,000

     Dividend Option:             Purchase paid-up additions

     Date of Issue:               March 5, 1996

     Exchanged:                   August 2, 2000

2.   Insurer:                     The Guardian Life Insurance Company of America

     Insured:                     John G. Breen and Mary J. Breen

     Policy Number:               3819246

     Initial Face Amount:         $6,000,000

     Dividend Option:             Purchase paid-up additions

     Date of Issue:               March 5, 1996

     Exchanged:                   August 2, 2000

3.   Insurer:                     The Guardian Life Insurance Company of America

     Insured:                     John G. Breen and Mary J. Breen

     Policy Number:               3884679

     Initial Face Amount:         $7,000,000

     End of Year Death Benefit:   $9,108,487

     Dividend Option:             Purchase paid-up additions

     Date of Issue:               August 2, 2000

                         ---------------------


4.   Insurer:                     The Guardian Life Insurance Company of America

     Insured:                     John G. Breen and Mary J. Breen

     Policy Number:               3886165

     Initial Face Amount:         $7,000,000

     End of Year Death Benefit:   $9,108,487

     Dividend Option:             Purchase paid-up additions

     Date of Issue:               August 2, 2000

5.   Insurer:                     The Guardian Life Insurance Company of America

     Insured:                     John G. Breen and Mary J. Breen

     Policy Number:               3886166

     Initial Face Amount:         $7,000,000

     End of Year Death Benefit:   $9,108,487

     Dividend Option:             Purchase paid-up additions

     Date of Issue:               August 2, 2000

                                   EXHIBIT B
                                   ---------

                   CONTRIBUTIONS TO ANNUAL INSURANCE PREMIUMS

                               SEPTEMBER 30, 20__

-------------------------------------- ----------------------------------- -----------------------------------

                                                CURRENT YEAR AMOUNT                CUMULATIVE AMOUNT

-------------------------------------- ----------------------------------- -----------------------------------

The Sherwin-Williams Company           $ _____________________             $ _____________________
-------------------------------------- ----------------------------------- -----------------------------------

National City Bank, Trustee            $ _____________________             $ _____________________
-------------------------------------- ----------------------------------- -----------------------------------

Total Premiums                         $ _____________________             $ _____________________
-------------------------------------- ----------------------------------- -----------------------------------








APPROVED:

The Sherwin-Williams Company                    National City Bank, Trustee



By:  _________________________                  By:  __________________________

Its:  ________________________                  Its:  _________________________

Dated: _______________________                  Dated: ________________________